Exhibit 4.4.4

AMENDMENT NO. 4
TO
REGISTRATION RIGHTS AGREEMENT

January 31, 2020

Reference is hereby made to that certain Registration Rights Agreement, dated as of July 10, 2019 (as amended from time to time prior to the date hereof, the “Registration Rights Agreement”), by and among Franchise Group, Inc. (f/k/a Liberty Tax, Inc.), a Delaware corporation (the “Company”), and the parties listed on Schedule 1 thereto (the “Investors”).

WHEREAS, the Company and the Vintage Group Members desire to amend the Registration Rights Agreement pursuant to this Amendment No. 4 (this “Amendment”) in accordance with Section 3.12 thereof; and

WHEREAS, capitalized terms used herein but not defined shall have the meaning set forth in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendment.

(a)Section 2.12 of the Registration Rights Agreement is hereby amended to add at the end of such section:
“The Company shall use its reasonable best efforts to amend or supplement the Shelf Registration Statement or related prospectus as may be necessary in order to reflect any distribution or transfer of Registrable Shares by any Investor to any of its direct or indirect equity holders that does not involve a disposition for value upon written notice by any such direct or indirect equity holder to the Company of any such distribution or transfer, provided that any such direct or indirect equity holder provides such information to the Company as may be reasonably requested to effect such amendment or supplement of the Registration Statement or related prospectus.”
(b)Schedule 1(A) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

Exhibit 4.4.4

A. Vintage Group

Name and Address	Shares of Common Stock
Tributum, L.P. c/o Vintage Capital Management	2,270,833.33
Vintage Tributum, L.P. c/o Vintage Capital Management	2,075,151.00
Stefac LP c/o Vintage Capital Management	4,437,333.00
B. Riley FBR, Inc.	1,000,000.00
Brian Kahn and Lauren Kahn, as tenants by the entirety	1,000,000.00

(c)Schedule 1(B) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

Name and Address	New Holdco Units	Shares of Voting Non-Economic Preferred Stock	Shares of Common Stock into which New Holdco Units and Shares of Voting Non-Economic Preferred Stock are Convertible
Brian DeGustino Revocable Trust c/o Brian DeGustino	1,129,328.31	225,865.66	1,129,328.31
Samjor Family LP c/o Brian Kahn	3,937,726.03	787,545.21	3,937,726.03
Vintage RTO, L.P. c/o Vintage Capital Management	2,233,218.53	446,643.71	2,233,218.53
Martin Meyer and Fengfeng Ren	336,798.69	67,359.74	336,798.69
David O’Neil	898,130.31	179,626.06	898,130.31
Jeffrey D. Miller	898,130.31	179,626.06	898,130.31

Exhibit 4.4.4

(d)Schedule 1(C) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

C. Co-Investors

Name and Address	Shares of Common Stock
Nantahala Capital Partners II Limited Partnership	191,799
NCP QR LP	147,927
Nantahala Capital Partners, SI LP	279,458
Nantahala Capital Partners Limited Partnership	14,262
Blackwell Partners LLC - Series A	92,287
Silver Creek CS SAV, L.L.C.	28,950
Weintraub Capital Management, L.P.	50,000
Saker Partners LP	30,000
Rangeley Capital Partners Special Opportunities Fund, L.P.	21,811
Rangeley Capital Partners, L.P.	62,863
Rangeley Capital Partners II, L.P.	43,619
Andrew Kaminsky	10,000

Exhibit 4.4.4

Great American Life Insurance Company c/o American Money Management Corporation	94,333
Great American Insurance Company c/o American Money Management Corporation	94,333
Denman Street LLC	60,373
John B. Berding	52,826
John B. Berding Irrevocable Family Trust	75,469
Joseph Haverkamp c/o American Money Management Corporation	1,887
Matthew Avril	75,469
Michael Piper	50,356
Eric Seeton	11,320
William Laurence	15,095
Derek Schoettle	7,547

2.Third Party Beneficiaries. Each Co-Investor is an express third party beneficiary of this Amendment No. 4 and the Registration Rights Agreement (including with respect to all rights of the Investors under the Registration Rights Agreement and this Amendment No. 4, and any future amendments to the Registration Rights Agreement).

3.Miscellaneous; No Other Waivers or Amendments. As amended by this Amendment, the provisions of Article I (Definitions) and Sections 3.1 (Notices), 3.2 (Waiver), 3.3 (Counterparts), 3.4 (Applicable Law), 3.5 (Waiver of Jury Trial), 3.6 (Severability), 3.8 (Delivery by Electronic Transmission), 3.11 (Descriptive Headings; Interpretation) and 3.12 (Amendments) of the Registration Rights Agreement shall apply to this Amendment mutatis mutandis. Except as specifically amended hereby, the Registration Rights Agreement shall continue in full force and effect as written. References to the Registration Rights Agreement in other documents and agreements

Exhibit 4.4.4

(including, for the avoidance of doubt, the Registration Rights Agreement) will be deemed to be references to the Registration Rights Agreement, as amended by this Amendment, regardless of whether such documents and agreements refer to any amendments to the Registration Rights Agreement.

4.Entire Agreement. This Amendment, together with the Registration Rights Agreement and all other documents and agreements referenced herein or therein, represents the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto or thereto, or between any of them, with respect to the subject matter hereof and thereof.
[Remainder of Page Intentionally Left Blank]

Exhibit 4.4.4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first above written.
FRANCHISE GROUP, INC.
By: /s/ Eric F. Seeton
Name:    Eric F. Seeton

Title:	Chief Financial Officer
VINTAGE GROUP:
TRIBUTUM, L.P.
By: Vintage Vista GP, LLC, its general partner

By: /s/ Brian R. Kahn
Name:    Brian R. Kahn
Title:    Authorized Signatory

SAMJOR FAMILY LP
By: Samjor Inc., its general partner

By: /s/ Brian R. Kahn
Name:    Brian R. Kahn
Title:    Authorized Signatory

VINTAGE RTO, L.P.
By: Vintage RTO GP LLC, its general partner

By: /s/ Brian R. Kahn
Name:    Brian R. Kahn
Title:    Authorized Signatory

VINTAGE CAPITAL MANAGEMENT, LLC
By: /s/ Brian R. Kahn
Name:    Brian R. Kahn
Title:    Authorized Signatory

Exhibit 4.4.4

VINTAGE TRIBUTUM, LP
By: Vintage Capital Management, LLC, its general partner
By: /s/ Brian R. Kahn
Name:    Brian R. Kahn
Title:    Authorized Signatory

STEFAC LP
By: FCF GP LLC, its general partner
By: /s/ Brian R. Kahn
Name:    Brian R. Kahn
Title:    Manager

/s/ Brian R. Kahn
Brian R. Kahn

/s/ Lauren Kahn
Lauren Kahn

B. RILEY FBR, INC.
By: /s/ Bryant Riley
Name: Bryant Riley
Title: Executive Officer